Exhibit 99.1

NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
610 Fifth Ave
New York, NY 10020
CONTACT:	Emerson Radio Corp.	or:	Investor Relations:
	Greenfield Pitts		Robert Maffei
	Chief Financial Officer		Investor Relations Manager
	(212) 521-4344		(973) 428-2098
Brainerd Communicators
Brad Edwards or
Denise Roche
(212) 986-6667
Thursday, December 6, 2007
EMERSON RADIO CORP. REPORTS MANAGEMENT CHANGE
PARSIPPANY, N.J. — December 6, 2007 — Emerson Radio Corp. (AMEX:MSN) today reported that on December 1, 2007, Eduard Will relinquished his duties and responsibilities as an executive officer of Emerson Radio Corp. in order to pursue other business opportunities. Mr. Will will continue as the Company’s Vice Chairman and as a member of its Board of Directors but will no longer be compensated by the Company as an executive officer.
About Emerson Radio Corporation
Emerson Radio Corporation (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, full lines of televisions and other video products, microwaves, clocks, radios, audio and home theater products. Emerson’s web site is www.emersonradio.com
Forward Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the Company’s ability to obtain a waiver from its lender and its ability to maintain its AMEX listing. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.